UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 15, 2016

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road

Carrollton, TX 75007

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

On March 15, 2016, CyrusOne Inc. (“CyrusOne”) issued a press release announcing that it has commenced the public offering of 5,500,000 shares of its common stock. The underwriters will be granted an option to purchase up to 825,000 additional shares of common stock from CyrusOne at the public offering price, less underwriting discounts.

CyrusOne expects to contribute, directly and indirectly, the net proceeds from the offering to its operating partnership, CyrusOne LP (the “Operating Partnership”), in exchange for 5,500,000 newly issued common units (or 6,325,000 common units if the underwriters exercise their option to purchase additional shares of CyrusOne’s common stock in full) of limited partnership interests in the Operating Partnership.

The Operating Partnership is expected to use such proceeds to finance, in part, its previously announced acquisition (the “Acquisition”) of certain property in Aurora, Illinois from CME Group Inc. to pay fees and expenses related to the Acquisition, to fund capital expenditures related to recently signed leases, to repay outstanding indebtedness under its revolving credit facility and for general corporate purposes. In the event the Operating Partnership does not consummate the Acquisition, it is expected to use such proceeds to fund capital expenditures related to recently signed leases, to repay outstanding indebtedness under its revolving credit facility and for general corporate purposes.

A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: March 15, 2016	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 15, 2016.